                                                                     EXHIBIT 4.3

________________________________________________________________________________


                                UNIT AGREEMENT



                                     Among



             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.,



                            BANKERS TRUST COMPANY,
                        as Unit Agent and Warrant Agent



                                      and



                             MARINE MIDLAND BANK,
                                  as Trustee



                          Dated as of August 15, 1996


________________________________________________________________________________

                            Index of Defined Terms
                            ----------------------

          Defined Term                   Location
          ------------                   --------
          Agent Members                  (S) 5(c)
          Agreement                      Recitals
          Common Stock                   Recitals
          Company                        Recitals
          Definitive Units               (S) 2
          Global Units                   (S) 2
          Indenture                      Recitals
          Notes                          Recitals
          Officers' Certificate          (S) 5(c)
          Private Placement Legend       (S) 5(c)
          Related Parties                (S) 8(f)
          Securities Act                 Recitals
          Separation Date                Recitals
          Transfer Amount                (S) 5(d)
          Trustee                        Recitals
          Unit Agent                     Recitals
          Unit Certificates              Recitals
          Units                          Recitals
          Warrant Agent                  Recitals
          Warrant Agreement              Recitals
          Warrant Shares                 Recitals
          Warrants                       Recitals

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
SECTION 1.  Appointment of Unit Agent.........................................................1

SECTION 2.  Unit Certificates.................................................................2

SECTION 3.  Execution of Unit Certificates....................................................2

SECTION 4.  Registration and Authentication...................................................3

SECTION 5.  Registration of Transfers and Exchanges...........................................3

SECTION 6.  Separation of the Notes and the Warrants..........................................8

SECTION 7.  Rights of Unit Holders............................................................9

SECTION 8.  Unit Agent........................................................................9

SECTION 9.  Resignation and Appointment of Successor.........................................12

SECTION 10. Notices to the Company and Unit Agent, Trustee and Warrant Agent.................13

SECTION 11. Supplements and Amendments.......................................................14

SECTION 12. Successors.......................................................................14

SECTION 13. Governing Law....................................................................14

SECTION 14. Benefits of This Agreement.......................................................14

SECTION 15. Counterparts.....................................................................15

                                 UNIT AGREEMENT


          This UNIT AGREEMENT (this "Agreement") dated as of August 15, 1996 is
                                     ---------
among International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and Bankers Trust Company, a New York banking
                  -------
corporation, not in its individual capacity but solely as unit agent (with any successor unit agent, the "Unit Agent") and Warrant Agent (as defined below),
                           ----------
and Marine Midland Bank, as Trustee (as defined below).

          WHEREAS, the Company proposes to issue $196,720,000 aggregate principal amount at maturity of its 14% Senior Secured Discount Notes due 2001 (the "Notes") pursuant to an Indenture dated as of August 15, 1996 (the
      -----
"Indenture") between the Company and Marine Midland Bank, as Trustee (the
- ----------
"Trustee"), and to issue warrants (the "Warrants") to initially purchase an
- --------                                --------
aggregate 2,289,428 shares of its common stock, par value $.01 per share (the "Common Stock"), pursuant to a Warrant Agreement dated as of August 15, 1996
- -------------
(the "Warrant Agreement") between the Company and Bankers Trust Company, as
      -----------------
Warrant Agent (the "Warrant Agent").  The Notes and the Warrants will initially
                    -------------
be represented by units (the "Units"), with each Unit consisting of $1,000
                              -----
principal amount of Notes and one Warrant to purchase 11.638 shares of Common Stock (the "Warrant Shares").
            --------------

          WHEREAS, the Company, the Trustee and the Warrant Agent desire to appoint Bankers Trust Company to act as their agent for the purpose of issuing certificates ("Unit Certificates") representing the Units and for the
               -----------------
registration of transfers and exchanges thereof.

          WHEREAS, the Units will be exchangeable for the Notes and Warrants represented thereby upon the earliest to occur of: (i) November 15, 1996, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the date a registration statement with respect to a registered exchange offer for the Notes or a shelf registration statement for the Notes is declared effective under the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and (iv) such earlier date as the Initial Purchasers (as defined in the Indenture) may, in their discretion, deem appropriate. The date on which an event listed in the preceding sentence occurs is referred to as the "Separation
                                                                     ----------
Date."
- ----

          WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture.

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Appointment of Unit Agent.  (a)  The Company hereby
                      -------------------------
appoints the Unit Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment.

          (b) The Trustee and the Company hereby appoint the Unit Agent as an Authenticating Agent and Registrar (as such terms are defined in the Indenture) for the Notes for so long as the Notes are represented by the Units. In its capacity as an Authenticating Agent and Registrar, the Unit Agent shall have the rights and obligations provided for such capacities in the Indenture.

          (c) The Warrant Agent and the Company hereby appoint the Unit Agent as Registrar (as such term is defined in the Warrant Agreement) for the Warrants for so long as the Warrants are represented by the Units. In its capacity as Registrar, the Warrant Agent shall have the rights and obligations provided for such capacities in the Warrant Agreement.

          SECTION 2.  Unit Certificates.  Units offered and sold in reliance on
                      -----------------
Rule 144A or to Non-U.S. Persons in accordance with Regulation S may be issued in registered global form ("Global Units"), substantially in the form of Exhibit
                            ------------
A attached hereto. Units offered and sold to Institutional Accredited Investors who are not QIBs (excluding Non-U.S. Persons) shall be issued in registered form as definitive unit certificates ("Definitive Units"), substantially in the form
                                  ----------------
of Exhibit A hereto. Any certificates evidencing the Global Units to be delivered pursuant to this Agreement shall also bear the legend set forth in Exhibit B attached hereto. Such Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Units until a successor shall be appointed by the Company and the Unit Agent. Upon written request, a Unit holder may receive from the Unit Agent Definitive Units as set forth in Section 5 below.

          SECTION 3.  Execution of Unit Certificates.  Unit Certificates shall
                      ------------------------------
be signed on behalf of the Company by two Officers (as such term is defined in the Indenture). The Company's corporate seal shall also be reproduced on the Unit Certificates. Each such signature upon the Unit Certificates may be in the form of a facsimile signature of any person who is an Officer as of or subsequent to the date hereof and may be imprinted or otherwise reproduced on the Unit Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been an Officer, notwithstanding the fact that at the time the Unit Certificates shall be authenticated and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Unit Certificates.

          In case any Officer of the Company who shall have signed any of the Unit Certificates shall cease to be such Officer before the Unit Certificates so signed shall have been authenticated by the Unit Agent, or disposed of by the Company, such Unit Certificates nevertheless may be authenticated and delivered or disposed of as though such person had not ceased to be such Officer of the Company; and any Unit Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Unit Certificate, shall be a proper Officer of the Company to sign such Unit Certificate, although at the date of the execution of this Unit Agreement any such person was not such officer.

          Unit Certificates shall be dated the date of authentication by the Unit Agent.

          SECTION 4.  Registration and Authentication.  The Unit Agent, on
                      -------------------------------
behalf of the Company, shall number and register the Unit Certificates in a register as they are issued by the Company.

          Unit Certificates shall be manually authenticated by the Unit Agent and shall not be valid for any purpose unless so authenticated. The Unit Agent shall, upon written instructions of an Officer of the Company specifying the number of Units to be authenticated, whether the Units are to be Global Units or Definitive Units, the date of such Units, and such other information as the Unit Agent may request, initially authenticate and deliver not more than 196,720 Units and shall thereafter authenticate and deliver Units as otherwise provided in this Agreement.

          SECTION 5.  Registration of Transfers and Exchanges.
                      ---------------------------------------

          (a)  Transfer and Exchange.  The Unit Certificates shall be issued in
               ---------------------
registered form only. The Company shall cause to be kept at the office of the Unit Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Unit Certificates and transfers or exchanges of Unit Certificates as herein provided. All Unit Certificates issued upon any registration of transfer or exchange of Unit Certificates shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Unit Certificates surrendered for such registration of transfer or exchange.

          A holder of Units may transfer its Units only by complying with the terms of this Agreement. No such transfer shall be effected until final acceptance and registration of the transfer by the Unit Agent in the register. Prior to the registration of any transfer of Units as provided herein, the Company, the Unit Agent and any agent of the Company or the Unit Agent may treat the Person in whose name the Units are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any holder of a Global Unit, shall, by acceptance of such Global Unit, agree that transfers of beneficial interests in such Global Unit may be effected only through a book-entry system maintained by the holder of such Global Unit (or its agent), and that ownership of a beneficial interest in the Units represented thereby shall be required to be reflected in a book entry. When Unit Certificates are presented to the Unit Agent with a request to register the transfer or to exchange them for an equal amount of Units of other authorized denominations, the Unit Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

          (b)  Registration, Registration of Transfer and Exchange.  Prior to
               ---------------------------------------------------
the Separation Date, when Unit Certificates are presented to the Unit Agent with a request from the holder of such Units to register the transfer or to exchange them for an equal number of Units of other authorized denominations, the Unit Agent shall register the transfer or make the exchange as requested; provided, however, that every Unit presented and surrendered for registration of transfer or exchange, as well as the Notes and Warrants to which it relates, shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or such holder's attorneys duly authorizing in writing.

          Prior to the Separation Date, to permit registrations of transfer and exchanges, the Company shall make available to the Unit Agent a sufficient number of executed Unit Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the holder of Units for any registration of transfer or exchange of Units, but the Company may require from the transferring or exchanging holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable under the Indenture or the Warrant Agreement and exchanges in respect of portions of Units not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until such holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Unit Agent that such tax has been paid.

          (c)  Book-Entry Provisions for Global Units.
               --------------------------------------

               (i) The Global Units initially shall (A) be registered in the name of the Depository (as defined in the Indenture) for such Global Units or the nominee of such Depository, (B) be delivered to the Unit Agent as custodian for such Depository and (C) bear the legends as set forth on Exhibit A and Exhibit B.

               Members of, or participants in, the Depository ("Agent Members")
                                                                -------------
shall have no rights under this Agreement with respect to any Global Unit held on their behalf by the Depository or the Unit Agent as its custodian, or under any Global Unit, and the Depository may be treated by the Company, the Unit Agent and any agent of the Company or the Unit Agent as the absolute owner of any Global Unit for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Unit Agent or any agent of the Company or the Unit Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Unit.

               (ii) Transfers of Global Units shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Units may be transferred or exchanged for Definitive Units and Definitive Units may be transferred or exchanged for beneficial interests in the Global Units in accordance with the rules and procedures of the Depository and the provisions of Section 5(d). In addition, Definitive Units shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Units if (x) the Company notifies the Unit Agent that the Depository is unwilling or unable to continue as Depository for any Global Unit and a successor Depository is not appointed by the Company within

90 days of such notice or (y) an Event of Default (as defined in the Indenture) has occurred and is continuing and the Unit Agent has received a request from the Depository to issue Definitive Units.

               (iii) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Unit to beneficial owners pursuant to paragraph (ii) above, the Unit Agent shall (if one or more Definitive Units are to be issued) reflect on its books and records the date and a decrease in the number of Units represented by the Global Unit in an amount equal to the number of Units represented by the beneficial interest in the Global Unit to be transferred, and the Company shall execute, and the Unit Agent shall authenticate and cause to be delivered, one or more Definitive Units in an amount equal to the beneficial interest in the Global Unit so transferred.

               (iv) In connection with the transfer of Global Units as an entirety to beneficial owners pursuant to paragraph (ii) above, the Global Units shall be deemed to be surrendered to the Unit Agent for cancellation, and the Company shall execute, and the Unit Agent shall countersign and cause to be delivered to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Units, Definitive Units of authorized denominations representing, in the aggregate, the number of Units theretofore represented by the Global Units so transferred.

               (v) Any Definitive Unit delivered in exchange for an interest in a Global Unit pursuant to paragraph (ii) or (iii) shall bear the legend described as the Private Placement Legend on Exhibit A (the "Private Placement
                                                             -----------------
Legend").
- ------

               (vi) The registered holder of any Global Unit may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Unit Agreement or the Units.

          (d)  Special Transfer Restrictions.
               -----------------------------

               (i)    Transfers to Institutional Accredited Investors Who Are
                      --------------------------------------------------------
Not QIBs. The following provisions shall apply with respect to the registration
- --------
of any proposed transfer of a Unit to any Institutional Accredited Investor who is not a QIB (excluding Non-U.S. Persons):

                      (A) the Unit Agent shall register the transfer of any Units if, in the case of a transfer to an Institutional Accredited Investor who is not a QIB (excluding non-U.S. Persons), the proposed transferee has delivered to the Unit Agent a certificate substantially in the form of Exhibit C hereto; and

                      (B) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Unit, upon receipt by the Unit Agent of (x) the certificate required by paragraph (A) above and
               (y) instructions given in accordance with the Depository's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records the date of such transfer and a decrease in the number of Units represented by the Global Unit in an amount equal to the beneficial interest to be transferred, and the Company shall execute, and the Unit Agent, upon receipt of a written order of the Company in the form of an Officers' Certificate, shall authenticate and deliver, one or more Definitive Units of authorized denominations representing, in the aggregate, the number of Units so transferred.

               (ii)   Transfers to QIBs.  The following provisions shall apply
                      -----------------
with respect to the registration of any proposed transfer of a Unit to a QIB (excluding non-U.S. Persons):

                      (A) if the Unit to be transferred consists of (x) Definitive Units or a beneficial interest in a Global Unit (other than transfers of beneficial interests within the same Global
               Unit), the Unit Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Unit stating that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Unit stating, or has otherwise advised the Company and the Unit Agent in writing, that it is purchasing the Unit for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) a beneficial interest in a Global Unit that is to be transferred within the same Global Unit, the transfer of such interest may be effected only through the book entry system maintained by the Depository; and

                      (B) if the proposed transferee is an Agent Member, and the Units to be transferred consist of Definitive Units which after transfer are to be evidenced by an interest in a Global Unit, upon receipt by the Unit Agent of the Definitive Unit, duly endorsed or accompanied by appropriate instruments of transfer, together with a certificate to the effect that such transferee is a QIB and instructions given in accordance with the Depository's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records the date and an increase in the number of Units represented by the Global Unit in an amount equal to the number of Definitive Units to be transferred, and the Unit Agent shall cancel the Definitive Units so transferred; and

                      (C) with respect to transfers that consist of beneficial interest in a Global Unit which after transfer are to be evidenced by a Definitive Unit and upon compliance with the provisions set forth in clause (A) above, the Unit

               Agent shall reflect on its books and records the date and a decrease in the number of Units represented by the Global Unit in which the transferor owns the beneficial interest to be transferred in an amount equal to the beneficial interest in the Global Unit so transferred.

               (iii) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Unit to a Non-U.S. Person:

                      (A) the Registrar shall register any proposed transfer to any Non-U.S. Person if the Unit to be transferred is a Definitive Unit or a beneficial interest in a Global Unit (other than transfers of beneficial interests within the same Global Unit) only upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor;

                      (B) (x) if the proposed transferee is an Agent Member, and the Unit to be transferred consists of a beneficial interest in a Global Unit which after transfer is to be evidenced by a beneficial interest in a different Global Unit, upon receipt by the Unit Agent of (1) the documents required by paragraph (A) and
               (2) instructions in accordance with the Depository's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records (a) the date, (b) a decrease in the number of Units represented by the Global Unit in which the transferor owns the beneficial interest to be transferred in an amount equal to the beneficial interest to be transferred and (c) an increase in the number of Units represented by the Global Unit in which the transferee will hold its beneficial interest in like amount and
               (y) if the proposed transferee is an Agent Member, and the Unit to be transferred consists of a Definitive Units which after transfer is to be evidenced by a beneficial interest in a Global Unit, upon receipt by the Registrar of (1) the documents required by paragraph (A) and (2) instructions in accordance with the Depository's and the Unit Agent's procedures, the Unit Agent shall reflect on its books and records (a) the date and (b) an increase in the number of Units represented by the Global Unit in an amount equal to the number of Units represented by the Definitive Unit to be transferred, and the Unit Agent shall cancel or cause to be canceled the Definitive Unit so transferred;

                      (C) with respect to transfers that consists of beneficial interests in a Global Unit which after transfer are to be evidenced by a Definitive Unit and upon compliance by the transferee with the provisions set forth in paragraph (A) above, the Unit Agent shall reflect on its books and records the date and a decrease in the number of Units represented by such Global Unit in an amount equal to the beneficial interests in such Global Unit so transferred and the Company shall execute, and the Unit Agent, upon receipt of a written order of the Company in the form of an Officer's Certificate, shall authenticate and deliver, one or more Definitive Units of authorized denominations representing, in the aggregate, the number of units transferred; and

                      (D) transfers of beneficial interests in the same Global Unit may be effected only through the book entry system maintained by the Depository.

               (iv)   Restricted Period under Regulation S.  Notwithstanding the
                      ------------------------------------
other provisions of this Section 5(d), Units offered and sold by the Initial Purchasers in reliance on Regulation S shall not be transferred to a U.S. Person or for the account or benefit of a U.S. Person during the applicable "restricted period" (as defined in Regulation S).

          (e)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Units, the Unit Agent shall deliver only Units that bear the Private Placement Legend.

          (f)  Cancellation and/or Adjustment of Global Unit.  At such time as
               ---------------------------------------------
all beneficial interests in Global Units have either been exchanged for Definitive Units or canceled, all Global Units shall be returned to or retained and canceled by the Unit Agent and destroyed by the Company, or by the Unit Agent at the Company's request. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Definitive Units or canceled, the number of Units represented by such Global Unit shall be reduced and an endorsement shall be made on such Global Unit by the Unit Agent to reflect such reduction.

          (g)  Legends.  Each Unit Certificate evidencing the Global Units and
               -------
the Definitive Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

     THIS SECURITY HAS BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 14% SENIOR SECURED DISCOUNT NOTES DUE 2001 (THE "NOTES") OF INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") AND ONE WARRANT TO PURCHASE 11.638 SHARES OF COMMON STOCK OF THE COMPANY (THE "WARRANT"). THE NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL THE "SEPARATION DATE," WHICH SHALL BE THE EARLIEST OF (I) NOVEMBER 15, 1996;
     (II) THE OCCURRENCE OF AN EXERCISE EVENT (AS DEFINED IN THE WARRANT AGREEMENT), (III) THE DATE A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES OR A SHELF REGISTRATION STATEMENT FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (IV) SUCH EARLIER DATE AS THE INITIAL PURCHASERS (AS DEFINED IN THE WARRANT AGREEMENT) MAY, IN THEIR DISCRETION, DEEM APPROPRIATE.

          SECTION 6.  Separation of the Notes and the Warrants.  After the
                      ----------------------------------------
Separation Date, the Notes and the Warrants represented by the Units shall be separately transferable. Upon presentation after the Separation Date of any Unit Certificate for exchange for Warrants and Notes or for registration of transfer or otherwise, (i) the Unit Agent shall notify the Trustee and the Warrant Agent of the number of Units so presented, the registered owner thereof, such owner's registered address, the nature of any legends or restrictive endorsements set forth on such Unit Certificate and any other information provided by the holder thereof in connection therewith, (ii) the Trustee and Registrar under the Indenture, if the requirements of the Indenture for such transaction are met, shall promptly register, authenticate and deliver a new Note equal in principal amount to the Notes represented by such Unit Certificate in accordance with the direction of such holder and (iii) the Warrant Agent, if the requirements of the Warrant Agreement for such transactions are met, shall promptly countersign, register and deliver a new Warrant certificate for the number of Warrants previously represented by such Unit Certificate in accordance with the directions of such holder. The Warrant Agent and the Trustee will notify the Unit Agent of any additional requirements in connection with a particular transfer or exchange.

          Following the Separation Date, no Unit Certificates shall be issued upon transfer or exchange of Unit Certificates, or otherwise.

          SECTION 7.  Rights of Unit Holders.  The registered owner of a Unit
                      ----------------------
Certificate shall have all the rights and privileges of a registered owner of the principal amount of Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes. The Company agrees that it shall be bound by all provisions of the Indenture, the Notes, the Warrant Agreement and the Warrants and that the Notes and Warrants represented by each Unit Certificate shall be deemed legal, valid and binding obligations of the Company and that upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

          SECTION 8.  Unit Agent.  The Unit Agent undertakes the duties and
                      ----------
obligations imposed by this Agreement upon the following terms and conditions, by which the Company and the holders of Units, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same, other than with respect to the certificate of authentication, except such as describe the Unit Agent or action taken or to be taken by it. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise specifically provided.

          (b) The Unit Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement, Unit Certificates, the Indenture or the Warrant Agreement to be complied with by the Company.

          (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or the written advice of such counsel.

          (d) The Unit Agent shall incur no liability or responsibility to the Company or to any holder of any Unit Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Unit Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Unit Agent reasonable compensation for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses (including reasonable fees, expenses and disbursements of counsel), taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in connection with this Agreement and to indemnify the Unit Agent and save it harmless against any and all losses and liabilities, including judgments, costs and counsel fees and actual expenses, for any action taken or omitted by the Unit Agent or arising in connection with this Agreement and the exercise by the Unit Agent of its rights hereunder and the performance by the Unit Agent of any of its obligations hereunder except as a result of the Unit Agent's gross negligence or bad faith or willful misconduct.

          (f) The Unit Agent, and any stockholder, director, officer, affiliate or employee ("Related Parties") of it, may buy, sell or deal in any of the
                   ---------------
     Units, Notes, Warrants, Common Stock or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

          (g) The Unit Agent shall act hereunder solely as agent for the Company, the Trustee and the Warrant Agent, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

          (h) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (i) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action unless the Company or one or more registered holders of Unit Certificates shall furnish the Unit Agent with security and indemnity for any costs and expenses which may be incurred acceptable to the Unit Agent. This provision shall not affect the power of the Unit Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Units, as their respective rights or interests may appear.

          (j) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

               (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

          (k) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Unit Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unit Agreement.

          (l) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

          (m) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          SECTION 9.  Resignation and Appointment of Successor.  (a)  The
                      ------------------------------ ---------
Company agrees, for the benefit of the Holders from time to time of the Units, that there shall at all times be a Unit Agent hereunder.

          (b) The Unit Agent may at any time resign as Unit Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Unit Agent, qualified as provided in Section 9(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Unit Agent and one copy to the successor Unit Agent. As provided in
Section 9(d) hereof, such resignation shall become effective upon the earlier of
(x) the acceptance of the appointment by the successor Unit Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company shall remove the Unit Agent and appoint a successor Unit Agent by written instrument signed by the Company, one copy of which shall be delivered to the Unit Agent being removed and one copy to the successor Unit Agent, if the Unit Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Unit Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. The Company may also remove the Unit Agent for any reason, in the manner described in the preceding sentence, with the consent of the Trustee and the Warrant Agent. Any removal of the Unit Agent and any appointment of a successor Unit Agent shall become effective upon acceptance of appointment by the successor Unit Agent as provided in Section 9(d). As soon as practicable after appointment of the successor Unit Agent, the Company shall cause written notice of the change in the Unit Agent to be given to each of the registered holders of the Units in the manner provided for in Section 10 hereof.

          (c) Upon resignation or removal of the Unit Agent, if the Company shall fail to appoint a successor Unit Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Unit Certificate or the Unit Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such a court, the duties of the Unit Agent shall be carried out by the Company.

          (d) Any successor Unit Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $100 million. Such successor Unit Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Unit Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Unit Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Unit Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 8(e) hereof, pay over, and such successor Unit Agent shall be entitled to receive, all monies deposited with or held by any predecessor Unit Agent hereunder.

          (e) Any corporation or bank into which the Unit Agent hereunder may be merged or converted, or any corporation or bank with which the Unit Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation or bank to which the Unit Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Unit Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Unit Agent under this Unit Agreement shall be personally liable for any action or omission of any successor Unit Agent.

          (g) The indemnity provisions of Section 8(e) hereof shall survive the resignation or removal of the Unit Agent.

          SECTION 10.  Notices to the Company and Unit Agent, Trustee and
                       --------------------------------------------------
Warrant Agent. Notice to the Unit Agent, the Warrant Agent and the Trustee shall
- -------------
be sufficiently given or made when received by the Unit Agent, the Warrant Agent or the Trustee, as applicable, at the addresses set forth below. Notice or demand authorized by this Agreement to be given to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage paid, addressed to:

               International Wireless Communications Holdings, Inc. 400 South El Camino Real
               Suite 1275
               San Mateo, California  94402
               Attention:  Chief Financial Officer

Address of the Unit Agent or the Warrant Agent:

               Bankers Trust Company
               4 Albany Street
               New York, New York
               Attention:  Corporate Market Services

Address of the Trustee:

               Marine Midland Bank
               140 Broadway, 12th Floor
               New York, New York  10005
               Attention:  Corporate Trust Services - IWC

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

          Any notice to be mailed to a holder of Units shall be mailed to him or her at the address that appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, Trustee and Warrant Agent. The Unit Agent shall furnish the Company, the Trustee or the Warrant Agent promptly when requested with a list of registered holders of Units for the purpose of mailing any notice or communication to the holders of the Notes or Warrants and at such other times as may be reasonably requested.

          SECTION 11.  Supplements and Amendments.  The Company and the Unit
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Units in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Trustee, the Warrant Agent and the Unit Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Unit Certificates in any material respect. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Unit holders shall require the written consent of registered holders of the then outstanding Units representing not less than a majority in principal amount of the then outstanding Units.

          SECTION 12.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company, the Trustee, the Warrant Agent or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 13.  Governing Law. THIS AGREEMENT AND EACH UNIT CERTIFICATE
                       -------------
ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          SECTION 14.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Trustee, the Warrant Agent, the Unit Agent and the registered holders of the Unit Certificates.

          SECTION 15.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                        INTERNATIONAL WIRELESS
                                        COMMUNICATIONS HOLDINGS, INC.



                                        By: /s/ Douglas S. Sinclair
                                           -------------------------------------
                                          Name: Douglas S. Sinclair
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        BANKERS TRUST COMPANY, as Unit Agent



                                        By: /s/ Kevin Weeks
                                           -------------------------------------
                                          Name: Kevin Weeks
                                           Title: Assistant Treasurer


                                        MARINE MIDLAND BANK, as Trustee



                                        By: /s/ James D. Nesci
                                           -------------------------------------
                                          Name: James D. Nesci
                                           Title: Corporate Trust Officer


                                        BANKERS TRUST COMPANY, as Warrant Agent


                                        By: /s/ Kevin Weeks
                                           -------------------------------------
                                          Name: Kevin Weeks
                                           Title: Assistant Treasurer

                                                                       EXHIBIT A

                          [FORM OF UNIT CERTIFICATE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") OR ANY AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE COMPANY WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE UNIT AGENT, IN THE CASE OF ANY TRANSFER OF UNITS, THE REGISTRAR, IN THE CASE OF ANY TRANSFER OF THE NOTES, AND THE WARRANT AGENT, IN THE CASE OF ANY TRANSFER OF THE WARRANTS, A SIGNED LETTER (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE UNIT AGENT, THE REGISTRAR OR THE WARRANT AGENT, AS APPLICABLE) CERTIFYING TO THE COMPANY AND SUCH AGENT OR REGISTRAR THAT SUCH TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND IS ACQUIRING SUCH SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE HOLDER SHALL, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT, THE REGISTRAR OR THE WARRANT AGENT, AS APPLICABLE, AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER

IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSONS" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.*/
                                                       -
THE NOTE COMPRISING A PART OF THIS SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE ISSUE PRICE IS $354.32 FOR EACH $1,000 OF STATED PRICNIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $645.68 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS AUGUST 15, 1996. THE YIELD TO MATURITY IS 23.06%, COMPOUNDED SEMI-ANNUALLY.

             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.

Units, Each Consisting of $1,000 Principal Amount of 14% Senior Secured Discount Notes due 2001 and one Warrant to Purchase 11.638 Warrant Shares of Common Stock

No._________                                       CUSIP No._________

          International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company," which term includes any successor corporation),
                  -------
hereby certifies that _____________ is the owner of __________ Units as described above, transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, on surrender of this Certificate properly endorsed.

          Each Unit consists of one $1,000 principal amount 14% Senior Secured Discount Note due 2001 of the Company (collectively, the "Notes") and one
                                                          -----
warrant (collectively, the "Warrants") to purchase 11.638 shares of Common Stock
                            --------
of the Company, par value $.01 per share (the "Common Stock").  The Notes and
                                               ------------
the Warrants represented by this Unit Certificate, which are attached hereto and made a part hereof, are non-detachable and not separately transferrable except as set forth herein. This Unit is issued pursuant to the Unit Agreement (the "Unit Agreement") dated as of August 15, 1996, among the Company, Bankers Trust
 --------------
Company (the "Unit Agent"), Bankers Trust Company, as Warrant Agent, and Marine
              ----------
Midland Bank, as Trustee, and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes are governed by an Indenture (the "Indenture") dated as of AUGUST 15, 1996 between the
                      ---------
Company and Marine Midland Bank, as Trustee (the "Trustee"), and are subject to
                                                  -------
the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

          The terms of the Warrants are governed by a Warrant Agreement dated as of August 15, 1996 (the "Warrant Agreement") between the Company and Bankers
                         -----------------
Trust Company, as Warrant

_________________________

*/   The foregoing legend is the Private Placement Legend referred to in the
- -
     Unit Agreement.

Agent (the "Warrant Agent"), and are subject to the terms and provisions
            -------------
contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Company will furnish to any Holder of a Unit upon written request and without charge a copy of the Unit Agreement, the Indenture and the Warrant Agreement. Requests may be made to:
International Wireless Communications Holdings, Inc., 400 South El Camino Real, Suite 1275, San Mateo, California 94402, Attn: Chief Financial Officer.

          The Notes and Warrants represented by this Unit Certificate shall be non-detachable and not separately transferable until the earliest to occur of:
(i) November 15, 1996, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the date a registration statement with respect to a registered exchange offer for the Notes or a shelf registration statement for the Notes is declared effective under the Securities Act of 1933, as amended, and (iv) such earlier date as the Initial Purchasers (as defined in the Indenture) may, in their discretion, deem appropriate.

Dated:
                                        INTERNATIONAL WIRELESS
                                        COMMUNICATIONS HOLDINGS, INC.


                                        By:_____________________________________
                                          Name:
                                           Title:


                                        By:_____________________________________
                                          Name:
                                           Title:

Certificate of Authentication: This is one of the Units referred to in the above mentioned Unit Agreement.

BANKERS TRUST COMPANY, as Unit Agent


By:___________________________________
   Authorized Signatory

             NOTICE:  THIS UNIT MAY NOT BE TRANSFERRED SEPARATELY
              FROM THE NOTES AND WARRANTS THAT COMPRISE THIS UNIT

                                ASSIGNMENT FORM


     To assign this Unit, fill in the form below: (I) or (we) assign and transfer this Unit to:


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Unit on the books of the Company. The agent may substitute another to act for him.

                                  [Check One]
                                   ---------

[_] (a) this Unit is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[_] (b) this Unit is being transferred pursuant to Rule 904 under the Securities Act and documents are being furnished which comply with the conditions of transfer set forth in the Unit Agreement.

[_]  (c)  this Unit is being transferred other than in accordance with (a) or
          (b) above and documents are being furnished which comply with the conditions of transfer set forth in the Unit Agreement.

If none of the foregoing boxes is checked, the Unit Agent shall not be obligated to register this Unit in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 5 of the Unit Agreement shall have been satisfied.


Date: ____________________

                                 Your Signature:________________________________
                                                (Sign exactly as your names
                                                appears on the face ofthis Unit)



Signature Guarantee: _________________________________________________________
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Registrar)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants to the Company, the Unit Agent, the Trustee and the Warrant Agent that it is purchasing this Unit for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:__________________________     ____________________________________
                                    NOTICE: to be executed by an executive
                                            officer

                SCHEDULE OF EXCHANGES OF DEFINITIVE UNITS**/
                --------------------------------------------


The following exchanges of a part of this Global Unit for Definitive Units have been made:


                                                        Number of Units
                         Decrease in     Increase in     of this Global   Signature of
                          Number of       Number of      Unit following    authorized
                        Units of this   Units of this    such decrease    signatory of
   Date of Exchange      Global Unit     Global Unit     (or increase)     Unit Agent
- ------------------------------------------------------------------------------------------



_________________________
**/  This is to be included only if the Unit is in global form.
- ---

                                                                       EXHIBIT B


                         FORM OF LEGEND FOR GLOBAL UNIT


          Any Global Unit authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in sub stantially the following form:

          THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

================================================================================

                                   EXHIBIT C

                  (TRANSFERS TO NON-QIB ACCREDITED INVESTORS)

                                                                       EXHIBIT C

                  (Transfers to Non-QIB Accredited Investors)



                                                       ___________________, ____

BANKERS TRUST COMPANY, as Unit Agent
4 Albany Street
New York, New York  10006
Attention:  Corporate Market Services


          Re:  INTERNATIONAL WIRELESS
               COMMUNICATIONS HOLDINGS, INC.
               -----------------------------

Ladies and Gentlemen:

     In connection with our proposed purchase of ______ Units (the "Securities") of International Wireless Communications Holdings, Inc. (the "Company"), each consisting of $1,000 aggregate principal amount of the Company's 14% Senior Secured Discount Notes due 2001 and one Warrant to purchase Common Stock of the Company, we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 9, 1996, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages 3 and 4 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Unit Agreement relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), in accordance with Rule 144A to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to non-U.S. Persons outside the United States in accordance with Regulation S under the Securities Act, (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Unit Agent (as defined in the Unit Agreement relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Unit Agent), (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 as amended), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

     5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Unit Agent and the Company, such certifications, legal opinions and other information as the Unit Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We acknowledge that the Unit Agent and the Company will rely upon the truth and accuracy of such information. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. We are not acquiring the Securities with a view toward distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

          You, the Company, the Trustee and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Unit Agreement dated as of August 15, 1996 among the Company, Bankers Trust Company, as Unit Agent and Warrant Agent, and Marine Midland Bank, as Trustee.

                                             Very truly yours,


                                             By: ___________________________
                                                   Name:
                                                   Title:

================================================================================

                                   EXHIBIT D
       (FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S)

                                                              ____________, ____



Bankers Trust Company, as Unit Agent
4 Albany Street
New York, New York  10006
Attention:  Corporate Market Services


          Re:  International Wireless Communications Holdings, Inc. (the
               ---------------------------------------------------------
               "Company")
               ----------

Ladies and Gentlemen:

          In connection with our proposed sale of Units (the "Units"), each consisting of $1,000 aggregate principal amount of the Company's 14% Senior Secured Discount Notes due 2001 and one Warrant to purchase Common Stock of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

1. The offer of the Units was not made to a person in the United States or to a U.S. Person;

2. Either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States and a non-U.S. Person, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5. We have advised the transferee of the transfer restrictions applicable to the Units.

          You, the Trustee, the Warrant Agent and the Company are entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Certain terms used in paragraph 2 of this certificate have the meanings set forth in Regulation S. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Unit Agreement dated as of August 15, 1996 between the Company, Bankers Trust Company, as Unit Agent and Warrant Agent, and Marine Midland Bank, as Trustee.


                              Very truly yours,

                              [Name of Transferor]


                              By____________________________
                                    Authorized Signature

                                      D-2